CERTIFICATION OF

CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)

&

CHIEF FINANCIAL OFFICER (PRINCIPAL (FINANCIAL OFFICER)
PURSUANT TO
TITLE 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 40-F of MDS Inc. (the "Company") for the year ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen P. DeFalco, as President and Chief Executive Officer of the Company, and James A.H. Garner, as Executive Vice-President Finance & Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. s.1350, as adopted pursuant to s.906 of the Sarbanes-Oxley Act of 2002, that to his knowledge that :

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 27, 2006	/s/Stephen P. DeFalco (Stephen P. DeFalco) President & Chief Executive Officer (Principal Executive Officer)
Date: January 27, 2006	/s/James A. H. Garner (James A. H. Garner) Executive Vice-President Finance & Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Report pursuant to s.906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of s.18 of the Securities Exchange Act of 1934, as amended.